PROSPECTUS Dated January 24, 2001                  Pricing Supplement No.  16 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-47576
Dated January 24, 2001                                      Dated March 26, 2001
                                                                  Rule 424(b)(3)


                                  $62,000,000

                        Morgan Stanley Dean Witter & Co.
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                ------------------------------------------------

                  0.50% Exchangeable Notes due March 30, 2008
     Exchangeable for Shares of Common Stock of Three Technology Companies

                ------------------------------------------------


Beginning April 2, 2001, you will be able to exchange your notes for a basket of shares of the common stock of three technology companies, which we refer to as the basket stocks, subject to our right to call all of the notes on or after April 2, 2001. The basket stocks are Sun Microsystems, Inc., Cisco Systems, Inc. and Nortel Networks Corp.

o    The principal amount and issue price of each note is $1,000.

o We will pay interest at the rate of 0.50% per year on the $1,000 principal amount of each note. Interest will be paid semi-annually on each March 30 and September 30, beginning September 30, 2001.

o The basket consists of a specified number of shares of each basket stock that increases on April 1, 2003. We refer to the initial number of shares of each basket stock as the initial exchange ratio. We refer to the increased number of shares of each basket stock as the step-up exchange ratio. The initial exchange ratio is in effect for exchange dates beginning April 2, 2001 through and including March 31, 2003. The initial exchange ratios for each of the basket stocks are 6.507354, 6.272219 and 6.578826, respectively. The step-up exchange ratio is in effect for exchange dates on and after April 1, 2003. The step-up exchange ratios for each of the basket stocks are 16.439630, 15.845607 and 16.620192, respectively.

o Beginning April 2, 2001, the day we offer these notes for initial sale to the public, you will have the right to exchange each note for the number of shares of each of the basket stocks at the exchange ratio in effect for that basket stock on the date of the exchange. If you exchange, we will have the right to deliver to you either the actual shares of the basket stocks or the cash value of such shares. You will not be entitled to any accrued but unpaid interest.

o Beginning April 2, 2001, the day we offer these notes for initial sale to the public, we have the right to call all of the notes:

     o If we call the notes from and including April 2, 2001 to and including April 15, 2003, we will pay to you the call price of $1,684.22, which we refer to as the premium call price, provided that if the basket value on the last day before we send our call notice is equal to or greater than the premium call price, we will deliver to you shares of each basket stock equal to its initial exchange ratio per note instead.

     o If we call the notes on or after April 16, 2003, we will pay to you the call price of $1,000, provided that if the basket value on the last day before we send our call notice is equal to or greater than the call price, we will deliver to you shares of each basket stock equal to its step-up exchange ratio per note instead.

     The basket value for each note on any day is the sum of the products of the market price for each basket stock and the exchange ratio in effect for that basket stock on that day.

o If we decide to call the notes, we will give you notice at least 15 but no more than 45 days before the call date specified in the notice. If we notify you that we will be delivering the basket stocks on the call date, rather than the relevant call price, you will still be able to exercise your exchange right on any day prior to the fifth scheduled trading day prior to the call date.

o    If you hold the notes to maturity, we will pay $1,000 per note to you.

o The issuers of the basket stocks are not involved in this offering of the notes in any way and will have no financial obligation with respect to the notes.

o The notes have been approved for listing on the American Stock Exchange LLC, subject to official notice of issuance. The AMEX listing symbol for the notes is "MEJ.A".

You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."

The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on PS-6.

                        PRICE 100% AND ACCRUED INTEREST

                    Price to Public    Agent's Commission    Proceeds to Company
                    ---------------    ------------------    -------------------
Per Note..........       100%                .25%                  99.75%
Total.............    $62,000,000          $155,000              $61,845,000

                        MORGAN STANLEY DEAN WITTER

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                                      PS-2

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

                              The Notes

Each note costs $1,000        We, Morgan Stanley Dean Witter & Co., are offering
                              you 0.50% Exchangeable Notes due March 30, 2008, which you may exchange for a basket of shares of common stock of three technology companies beginning on April 2, 2001, the day we offer these notes for initial sale to the public. We refer to the shares of common stock of Sun
                              Microsystems, Inc., Cisco Systems, Inc. and
                              Nortel Networks Corp. as the basket stocks. The principal amount and issue price of each note is $1,000. If you hold the notes to maturity, which is March 30, 2008, we will pay $1,000 per note to you, plus accrued but unpaid interest.

0.50% interest on the         We will pay interest on the notes, at the rate of
principal amount              0.50% of the principal amount per year, semi-
                              annually on each March 30 and September 30, beginning September 30, 2001.

                              Your Exchange Right

Different exchange ratios     Beginning April 2, 2001, the day we offer these
apply depending on when you   notes for initial sale to the public, you may
exchange your notes           exchange each note for a number of shares of each
                              basket stock. Depending on when you exchange your notes, you will receive for each note a number of shares of each basket stock equal to the initial exchange ratio or the step-up exchange ratio. The initial exchange ratio is in effect for exchange dates beginning April 2, 2001 through and including March 31, 2003. The step-up exchange ratio is in effect for exchange dates on or after April 1, 2003. The initial exchange ratio and the step-up exchange ratio with respect to each basket stock will remain constant for the term of the notes unless adjusted for certain corporate events relating to the issuer of that basket stock. See "--Basket Stocks" below.

                              When you exchange your notes, our affiliate
                              Morgan Stanley & Co. Incorporated or its successors, which we refer to as MS & Co., acting as calculation agent, will determine the exact number of shares of each of the basket stocks you will receive based on the principal amount of the notes you exchange and the exchange ratio of each basket stock as it may have been adjusted through the exchange date.

                              To exchange a note on any day, you must instruct your broker or other person with whom you hold your notes to take the following steps through normal clearing system channels:

                              o fill out an Official Notice of Exchange, which is attached as Annex A to this pricing supplement;

                              o deliver your Official Notice of Exchange to us before 11:00 a.m. (New York City time) on that day; and

                              o    deliver your note certificate to The
                                   Chase Manhattan Bank, as trustee for
                                   our senior notes, on the day we
                                   deliver your shares or pay cash to
                                   you, as described below.

                              If you give us your Official Notice of Exchange after 11:00 a.m. (New York City time) on any day or at any time on a day when the stock markets are closed, your notice will not become effective until the next day that the stock markets are open.

We can choose to pay to       We will pay to you, at our option, 3 business days
you cash or shares            after you give us your Official Notice of
if you elect to exchange      Exchange, either:
your notes
                              o    shares of the basket stocks, or

                              o    the cash value of such shares.

                              We will not pay any accrued but unpaid interest if you elect to exchange your notes.

                              Our right to call the notes may affect your ability to exchange your notes.

Our Call Right                Beginning April 2, 2001, the day we offer these
                              notes for initial sale to the public, we have the right to call all of the notes. If we call the notes, we will do the following:

                              o send a notice announcing that we have decided to call the notes;

                              o specify in the notice a call date when you will receive payment in exchange for delivering your notes to the trustee; that call date will not be less than 15 or more than 45 days after the date of the notice; and

                              o specify in the notice the number of shares of each basket stock or the cash call price that we will pay to you in exchange for each note, as explained in the next paragraph.

We may call the notes         On the last trading day before the date of our
for stock or cash,            call notice, the calculation agent will  determine
depending on the price        the aggregate value of the shares of the basket
of the basket stocks          stocks that a noteholder would receive upon
                              exchange of a note. The sum of those values is referred to as the basket value.

                              If we call the notes from and including April 2, 2001 to and including April 15, 2003, and the basket value is less than the premium call price of $1,684.22, then we will pay the premium call price to you in cash.

                              If we call the notes on or after April 16, 2003 and the basket value is less than the call price of $1,000, then we will pay the call price to you in cash.

                              If we notify you that we will give you cash on the call date, you will no longer be able to exercise your exchange right.

                              If, however, the basket value as so determined is equal to or greater than the relevant call price, then we will deliver the shares of the basket stocks instead. In that case, you will still have the right to exercise your exchange right on any day prior to the fifth scheduled trading day prior to the call date.

Basket Stocks                 The following table sets forth the basket stocks,
                              the ticker symbol of each basket stock on the New
                              York Stock Exchange, Inc. and the Nasdaq National
                              Market, as applicable, the proportion of the initial basket value represented by each basket stock, the initial market price of each basket stock at the time we priced the notes on March
                              26, 2001, the initial exchange ratio and the step-up exchange ratio of each basket stock and the initial step-up value of the aggregate shares of each basket stock contained in the basket at that time:

                                                         Represented   Initial    Initial    Step-up     Initial
                              Issuer of                  in Initial     Stock     Exchange   Exchange    Step-up
                              Basket Stock     Ticker    Basket Value   Price       Ratio      Ratio      Value
                              ------------     ------   -------------  --------   --------   --------    -------
                              Sun Microsystems   SUNW       1/3rd      $17.0747   6.507354   16.439630   $280.70
                              Cisco Systems      CSCO       1/3rd      $17.7148   6.272219   15.845607   $280.70
                              Nortel Networks     NT        1/3rd      $16.8892   6.578826   16.620192   $280.70

                              The initial exchange ratios and the step-up exchange ratios will remain constant for the term of the notes unless adjusted for certain corporate events. See "--Different exchange ratios apply depending on when you exchange your notes" above and "Adjustments to the Exchange Ratios and the Basket."

The Calculation Agent         We have appointed our affiliate MS & Co. to act as
                              calculation agent for The Chase Manhattan Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the exchange ratio and calculate the number of shares of basket stocks or cash that you receive if you exercise your exchange right or if we call the notes. As calculation agent, MS & Co. will also adjust the exchange ratio for certain corporate events that could affect the price of the basket stocks and that we describe in the section called
                              "Description of Notes--Adjustments to the
                              Exchange Ratios and the Basket" in this pricing supplement.

No Affiliation with           The issuers of the basket stocks are not
the Issuers of the            affiliates of ours and are not involved with this
Basket Stocks                 offering in any way.  The notes are obligations of
                              Morgan Stanley Dean Witter & Co. and not of the issuers of the basket stocks.

More Information              The notes are senior notes issued as part of our
on the Notes                  Series C medium-term note program. You can find a
                              general description of our Series C medium-term note program in the accompanying prospectus supplement dated January 24, 2001. We describe the basic features of this type of note in the sections called "Description of Notes--Fixed Rate
                              Notes" and "--Exchangeable Notes."

                              Because this is a summary, it does not contain all of the information that may be important to you, including the specific requirements for the exercise of your exchange right and of our call right. You should read the "Description of Notes"
                              section in this pricing supplement for a detailed description of the terms of the notes. You should also read about some of the risks involved in investing in the notes in the section called "Risk Factors." We urge you to consult with your investment, legal, accounting and other advisors with regards to any investment in the notes.

How to reach us               You may contact us at our principal executive
                              offices at 1585 Broadway, New York, New York
                              10036 (telephone number (212) 761-4000).

                                  RISK FACTORS

     The notes are not secured debt and are riskier than ordinary debt securities. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Yield to Maturity Less Than   These notes pay interest at the rate of 0.50% of
Interest on Ordinary Notes    the principal amount per year. This interest rate
                              is lower than the interest rate that we would pay on non-exchangeable senior notes maturing at the same time as the notes. If you exchange your notes for the basket stocks or we call the notes you will not receive any accrued but unpaid interest.

Notes May Not Be              There may be little or no secondary market for the
Actively Traded               notes. Although the notes have been approved for
                              listing on the American Stock Exchange LLC, which we refer to as the AMEX, it is not possible to predict whether the notes will trade in the secondary market. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. MS &
                              Co. currently intends to act as a market maker for the notes, but is not required to do so.

Market Price of Notes         Several factors, many of which are beyond our
Influenced by Many            control, will influence the value of the notes,
Unpredictable Factors         including:

                              o  the market price of each of the basket stocks

                              o the volatility (frequency and magnitude of changes in price) of each of the basket stocks

                              o  the dividend rate on each of the basket stocks

                              o economic, financial, political, regulatory or judicial events that affect stock markets generally and which may affect the market price of any one of the basket stocks or of the basket as a whole

                              o  interest and yield rates in the market

                              o  the time remaining until the notes mature

                              o  our creditworthiness

                              These factors will influence the price that you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the issue price if the market price of the basket is at, below or not sufficiently above the price of the basket at pricing.

                              The value of the notes will also be influenced by the exchange ratios in effect for each of the basket stocks.

                              You cannot predict the future performance of any of the basket stocks or of the basket as a whole based on their historical performance.

No Affiliation with           We are not affiliated with any of the issuers of
the Issuers of the Basket     the basket stocks. Although we do not have any
Stocks                        non-public information about the issuers of the
                              basket stock as of the date of this pricing supplement, we or our subsidiaries may presently or from time to time engage in business with one or more of the issuers of the basket stocks, including extending loans to, or making equity investments in, one or more of the issuers of the basket stocks or their affiliates or subsidiaries or providing advisory services to one or more of the issuers of the basket stocks, including merger and acquisition advisory services. The issuers of the basket stocks are not involved in the offering of the notes in any way and have no obligation to consider your interest as an owner of these notes in taking any corporate actions that might affect the value of your notes. None of the money you pay for the notes will go to the issuers of the basket stocks.

You Have No                   As an owner of notes, you will not have voting
Shareholder Rights            rights or the right to receive dividends or other
                              distributions or any other rights with respect to the basket stocks.

Limited Antidilution          MS & Co., as calculation agent, will adjust any
Adjustments                   of the exchange ratios for certain events
                              affecting the basket stocks, such as stock splits and stock dividends, and certain other corporate actions involving the issuers of the basket stocks, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the basket stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the basket stocks or anyone else makes a partial tender offer or a partial exchange offer for any basket stock. If an event occurs that does not require the calculation agent to adjust the exchange rate, the market price of the notes may be materially and adversely affected. In addition, the calculation agent may, but is not required to, make adjustments for corporate events that can affect the basket stocks other than those contemplated in this pricing supplement. Such adjustments will be made to reflect the consequences of those corporate events but not with the aim of changing relative investment risk. The determination by the calculation agent to adjust, or not to adjust, the exchange ratios may materially and adversely affect the market price of the notes.

Adverse Economic Interests    As calculation agent, MS & Co. will calculate the
of the Calculation Agent and basket value, how many shares of the basket stocks its Affiliates may Influence or equivalent cash amounts you will receive in
Determinations                exchange for your notes and what adjustments
                              should be made to the exchange ratios to reflect certain corporate and other events. MS & Co. and other affiliates may carry out hedging activities related to the notes or to other instruments, including trading in the basket stocks as well as in other instruments related to the basket stocks. MS & Co. and some of our subsidiaries also trade the basket stocks on a regular basis as part of their general broker-dealer businesses. We or our subsidiaries may issue other securities linked to the basket stocks. Any of these activities and MS & Co.'s affiliation with us could influence MS & Co.'s determinations as calculation agent, including with respect to adjustments to the exchange ratios, and, accordingly, the amount of stock or cash that you receive when you exchange the notes or when we call the notes. In addition, such trading activity could potentially affect the price of the basket stocks and, thereby, the value of the basket stocks or cash you will receive upon exchange or redemption.

Tax Treatment                 You should also consider the tax consequences of
                              investing in the notes. If you are a U.S. taxable investor, you will be subject to annual income tax based on the comparable yield of the notes, which will be higher than the 0.5% interest rate you will receive on the notes. In addition, any gain recognized by U.S. taxable investors on the sale, exchange or retirement of the notes will be treated as ordinary income. Please read carefully the section "Description of Notes--United States
                              Federal Taxation" in this pricing supplement and the section "United States Federal
                              Taxation--Notes--Optionally Exchangeable Notes" in the accompanying prospectus supplement.

                              DESCRIPTION OF NOTES

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "Note" refers to each $1,000 principal amount of our 0.50% Exchangeable Notes due March 30, 2008 (Exchangeable for Shares of Common Stock of Three Technology Companies). In this pricing supplement, the terms "MSDW," "we," "us" and "our" refer to Morgan Stanley Dean Witter & Co.

Principal Amount.......................  $62,000,000

Maturity Date..........................  March 30, 2008

Specified Currency.....................  U.S. Dollars

Issue Price............................  100%

Interest Rate..........................  0.50% per annum

Interest Payment Dates.................  March 30 and September 30, beginning
                                         September 30, 2001

Original Issue Date (Settlement Date)..  April 2, 2001

CUSIP..................................  617446GJ2

Minimum Denominations..................  $1,000


Initial Step-up Basket Value...........  $842.11.  Based on the market prices of the Basket Stocks at the time we
                                         priced the notes on March 26, 2001,
                                         the Step-up Exchange Ratios have been
                                         initially set so that the Basket Value
                                         on such date equals the Initial
                                         Step-up Basket Value.

Basket Value...........................  The Basket Value, for any date, will equal the sum of the products of the
                                         Market Prices and the applicable
                                         Initial Exchange Ratios or Step-up
                                         Exchange Ratios, as the case may be,
                                         for each Basket Stock, each determined
                                         as of such date by the Calculation
                                         Agent.

Basket ................................  The basket is a weighted portfolio of the three Basket Stocks.  See "Basket
                                         Stocks" below.

Basket Stocks..........................  The following table sets forth the
                                         Basket Stocks, the ticker symbol of
                                         the Basket Stocks on the New York
                                         Stock Exchange, Inc. and the Nasdaq
                                         National Market, as applicable, the
                                         proportion of the Initial Basket Value
                                         represented by each Basket Stock, the
                                         initial price of each Basket Stock at
                                         the time we priced the notes on March
                                         26, 2001, the Initial Exchange Ratio
                                         and the Step-up Exchange Ratio of each
                                         Basket Stock and the Initial Step-up
                                         Value of the aggregate shares of each
                                         Basket Stock contained in the Basket
                                         at that time:


                                                            Proportion
                                                            Represented   Initial    Initial    Step-up     Initial
                          Issuer of                         in Initial     Stock     Exchange   Exchange    Step-up
                          Basket Stock            Ticker    Basket Value   Price       Ratio      Ratio      Value
                          ------------            ------   -------------  --------   --------   --------    -------

                          Sun Microsystems, Inc.   SUNW       1/3rd      $17.0747   6.507354   16.439630   $280.70
                          Cisco Systems, Inc.      CSCO       1/3rd      $17.7148   6.272219   15.845607   $280.70
                          Nortel Networks Corp.     NT        1/3rd      $16.8892   6.578826   16.620192   $280.70

                                         The Step-up Exchange Ratio of each
                                         Basket Stock indicates the number of
                                         shares of such Basket Stock, given the
                                         Market Price of such Basket Stock,
                                         required to be included in the
                                         calculation of the Initial Step-up
                                         Basket Value so that each Basket Stock
                                         represents an equally-weighted
                                         proportion of the Initial Step-up
                                         Basket Value. The Initial Exchange
                                         Ratios and the Step-up Exchange Ratios
                                         will remain constant for the term of
                                         the Notes unless adjusted for certain
                                         corporate events. See "Adjustments to
                                         the Exchange Ratios and the Basket."

Exchange Right.........................  On any Exchange Date, you will be entitled, upon your completion and
                                         delivery to us and the Calculation
                                         Agent of an Official Notice of
                                         Exchange (in the form of Annex A
                                         attached hereto) prior to 11:00 a.m.
                                         New York City time on such date, to
                                         exchange each Note for a number of
                                         shares of each Basket Stock equal to
                                         the Initial Exchange Ratio or the
                                         Step-up Exchange Ratio, as the case
                                         may be. You will not, however, be
                                         entitled to exchange your Notes if we
                                         have previously called the Notes for
                                         the relevant cash Call Price as
                                         described under "--MSDW Call Right"
                                         below.

                                         Upon any such exchange, we may, at our
                                         sole option, either deliver such
                                         Basket Stocks or pay an amount in cash
                                         equal to the Basket Value on the
                                         Exchange Date, as determined by the
                                         Calculation Agent, in lieu of such
                                         shares. See "--Market Price."

                                         Such delivery or payment will be
                                         scheduled to be made 3 business days
                                         after the Exchange Date, upon delivery
                                         of your Notes to the Trustee. We refer
                                         to that third business day after the
                                         Exchange Date, or, if later, the day
                                         on which you actually deliver your
                                         Notes to the Trustee and fulfill all
                                         the conditions of your exchange as the
                                         "Exchange Settlement Date."

                                         Upon any exercise of the Exchange
                                         Right, you will not be entitled to
                                         receive any cash payment representing
                                         any accrued but unpaid interest.
                                         Consequently, if you exchange your
                                         Notes so that the Exchange Settlement
                                         Date occurs during the period from the
                                         close of business on the Record Date
                                         (as defined below) for the payment of
                                         interest and prior to the next
                                         succeeding Interest Payment Date, the
                                         Notes that you exchange must, as a
                                         condition to the delivery of the
                                         Basket Stocks or cash to you, be
                                         accompanied by funds equal to the
                                         interest payable on the succeeding
                                         Interest Payment Date on the principal
                                         amount of Notes that you exchange.

                                         We will, or will cause the Calculation
                                         Agent to, deliver such Basket Stocks
                                         or cash to the Trustee for delivery to
                                         you.

Record Date............................  The Record Date for each Interest
                                         Payment Date (other than the Maturity
                                         Date) will be the close of business on
                                         the date 15 calendar days prior to
                                         such Interest Payment Date, whether or
                                         not that date is a Business Day.

No Fractional Shares ..................  If upon any exchange of the Notes we deliver the Basket Stocks, we will pay
                                         cash in lieu of delivering fractional
                                         shares of any Basket Stock in an
                                         amount equal to the corresponding
                                         fractional Market Price of such Basket
                                         Stock as determined by the Calculation
                                         Agent on such Exchange Date.

Initial Exchange Ratio ................  The exchange ratios in effect for
                                         Exchange Dates beginning April 2, 2001
                                         through and including March 31, 2003.
                                         The Initial Exchange Ratios are set
                                         forth under "Basket Stocks" above and
                                         are subject to adjustment for certain
                                         corporate events. See "Adjustments to
                                         the Exchange Ratios and Basket" below.

Step-up Exchange Ratio.................  The exchange ratios in effect for
                                         Exchange Dates on or after April 1,
                                         2003.

                                         The Step-up Exchange Ratios are set
                                         forth under "Basket Stocks" above and
                                         are subject to adjustments for certain
                                         corporate events. See "Adjustments to
                                         the Exchange Ratios and Basket" below.

Exchange Date..........................  Any Trading Day on which you satisfy the conditions to exchange your Notes
                                         as described under "Exchange Right"
                                         above; provided that such Trading Day
                                         falls during the period beginning
                                         April 2, 2001 and ending the day prior
                                         to the earliest of (i) the fifth
                                         scheduled Trading Day prior to the
                                         Maturity Date, (ii) the fifth
                                         scheduled Trading Day prior to the
                                         Call Date and (iii) in the event of a
                                         call for the relevant cash Call Price
                                         as described under "--MSDW Call Right"
                                         below, the last scheduled Trading Day
                                         prior to the MSDW Notice Date.

MSDW Call Right .......................  On or after April 2, 2001, the day we offer these notes for initial sale to
                                         the public, we may call the Notes, in
                                         whole but not in part, for mandatory
                                         exchange into the Basket Stocks at the
                                         Initial Exchange Ratios or the Step-up
                                         Exchange Ratios, as the case may be,
                                         provided that, if the Basket Value on
                                         the Trading Day immediately preceding
                                         the MSDW Notice Date, as determined by
                                         the Calculation Agent, is less than
                                         the relevant Call Price, we will pay
                                         the relevant Call Price in cash on the
                                         Call Date. If we call the Notes for
                                         mandatory exchange, then, unless you
                                         subsequently exercise the Exchange
                                         Right (the exercise of which will not
                                         be available to you following a call
                                         for cash in an amount equal to the
                                         relevant Call Price), the Basket
                                         Stocks or (in the event of a call for
                                         cash, as described above) cash to be
                                         delivered to you will be delivered on
                                         the Call Date fixed by us and set
                                         forth in our notice of mandatory
                                         exchange, upon delivery of your Notes
                                         to the Trustee. We will, or will cause
                                         the Calculation Agent to, deliver such
                                         Basket Stocks or cash to the Trustee
                                         for delivery to you.

                                         You will not receive any accrued but
                                         unpaid interest on the Notes.

                                         On or after the MSDW Notice Date
                                         (other than with respect to a call of
                                         the Notes for the relevant cash Call
                                         Price in cash by MSDW) you will
                                         continue to be entitled to exercise
                                         the Exchange Right and receive any
                                         amounts described under "--Exchange
                                         Right" above.

MSDW Notice Date.......................  The scheduled Trading Day on which we issue our notice of mandatory
                                         exchange, which must be at least 15
                                         but no more than 45 days prior to the
                                         Call Date.

Call Date..............................  The scheduled Trading Day on or after
                                         April 2, 2001 specified by us in our
                                         notice of mandatory exchange on which
                                         we will deliver the Basket Stocks or
                                         cash to holders of the Notes for
                                         mandatory exchange.

Call Price.............................  For any Call Date from and including
                                         April 2, 2001 to and including April
                                         15, 2003: $1,684.22 (the "Premium Call
                                         Price").

                                         For any Call Date on or after April 16,
                                         2003: $1,000.

Market Price...........................  If a Basket Stock (or any other security for which a Market Price must
                                         be determined) is listed on a national
                                         securities exchange, is a security of
                                         the Nasdaq National Market or is
                                         included in the OTC Bulletin Board
                                         Service ("OTC Bulletin Board")
                                         operated by the National Association
                                         of Securities Dealers, Inc. (the
                                         "NASD"), the Market Price for one
                                         share of such Basket Stock (or one
                                         unit of any such other security) on
                                         any Trading Day means (i) the last
                                         reported sale price, regular way, of
                                         the principal trading session on such
                                         day on the principal United States
                                         securities exchange registered under
                                         the Securities Exchange Act of 1934,
                                         as modified (the "Exchange Act"), on
                                         which such Basket Stock (or any such
                                         other security) is listed or admitted
                                         to trading or (ii) if not listed or
                                         admitted to trading on any such
                                         securities exchange or if such last
                                         reported sale price is not obtainable
                                         (even if such Basket Stock (or other
                                         such security) is listed or admitted
                                         to trading on such securities
                                         exchanges), the last reported sale
                                         price of the principal trading session
                                         on the over-the-counter market as
                                         reported on the Nasdaq National Market
                                         or OTC Bulletin Board on such day. If
                                         the last reported sale price of the
                                         principal trading session is not
                                         available pursuant to clause (i) or
                                         (ii) of the preceding sentence because
                                         of a Market Disruption Event or
                                         otherwise, the Market Price for any
                                         Trading Day shall be the mean, as
                                         determined by the Calculation Agent,
                                         of the bid prices for such Basket
                                         Stock (or any such other security)
                                         obtained from as many dealers in such
                                         security, but not exceeding three, as
                                         will make such bid prices available to
                                         the Calculation Agent. Bids of MS &
                                         Co. or any of its affiliates may be
                                         included in the calculation of such
                                         mean, but only to the extent that any
                                         such bid is the highest of the bids
                                         obtained. A "security of the Nasdaq
                                         National Market" shall include a
                                         security included in any successor to
                                         such system and the term "OTC Bulletin
                                         Board Service" shall include any
                                         successor service thereto.

Trading Day............................  A day, as determined by the Calculation
                                         Agent, on which trading is generally
                                         conducted on the New York Stock
                                         Exchange, Inc.

                                         ("NYSE"), the American Stock Exchange
                                         LLC, the Nasdaq National Market, the
                                         Chicago Mercantile Exchange and the
                                         Chicago Board of Options Exchange and
                                         in the over-the-counter market for
                                         equity securities in the United States
                                         and on which a Market Disruption Event
                                         has not occurred.

Book Entry Note or Certificated Note...  Book Entry, DTC

Senior Note or Subordinated Note.......  Senior

Trustee................................  The Chase Manhattan Bank

Agent for this Underwritten
Offering of Notes......................  MS & Co.

Calculation Agent......................  MS & Co.

                                         All determinations made by the
                                         Calculation Agent will be at the sole
                                         discretion of the Calculation Agent
                                         and will, in the absence of manifest
                                         error, be conclusive for all purposes
                                         and binding on you and on us.

                                         Because the Calculation Agent is our
                                         affiliate, the economic interests of
                                         the Calculation Agent and its
                                         affiliates may be adverse to your
                                         interests as an owner of the Notes,
                                         including with respect to certain
                                         determinations and judgments that the
                                         Calculation Agent must make in making
                                         adjustments to the Initial Exchange
                                         Ratios, the Step-up Exchange Ratios or
                                         other anti-dilution adjustments or
                                         determining the Market Price or
                                         whether a Market Disruption Event has
                                         occurred. See "Adjustments to the
                                         Initial Exchange Ratios, the Step-up
                                         Exchange Ratios and the Basket" and
                                         "Market Disruption Event" below. MS &
                                         Co. is obligated to carry out its
                                         duties and functions as Calculation
                                         Agent in good faith and using its
                                         reasonable judgment.

Adjustments to the Initial Exchange
Ratios, the Step-up Exchange Ratios
and the Basket.........................  The Initial Exchange Ratios and the
                                         Step-up Exchange Ratios with respect
                                         to any Basket Stock and the Basket
                                         will be adjusted as follows:

                                         Adjustments to the "Exchange Ratio" as
                                         described below apply equally to the
                                         Initial Exchange Ratio and the Step-up
                                         Exchange Ratio.

                                         1. If a Basket Stock is subject to a
                                         stock split or reverse stock split,
                                         then once such split has become
                                         effective, the Exchange Ratio of such
                                         Basket Stock will be adjusted to equal
                                         the product of the prior Exchange
                                         Ratio and the number of shares issued
                                         in such stock split or reverse stock
                                         split with respect to one share of
                                         such Basket Stock.

                                         2. If a Basket Stock is subject (i) to
                                         a stock dividend (issuance of
                                         additional shares of such Basket
                                         Stock) that is given ratably to all
                                         holders of shares of such Basket Stock
                                         or (ii) to a distribution of
                                         such Basket Stock as a result of the
                                         triggering of any provision of the
                                         corporate charter of the issuer of the
                                         Basket Stock, then once the dividend
                                         has become effective and such Basket
                                         Stock is trading ex-dividend, the
                                         Exchange Ratio of such Basket Stock
                                         will be adjusted so that the new
                                         Exchange Ratio shall equal the prior
                                         Exchange Ratio plus the product of (i)
                                         the number of shares issued with
                                         respect to one share of such Basket
                                         Stock and (ii) the prior Exchange
                                         Ratio of such Basket Stock.

                                         3. There will be no adjustments to
                                         either Exchange Ratio to reflect cash
                                         dividends or other distributions paid
                                         with respect to a Basket Stock other
                                         than distributions described in
                                         paragraph 6 below and Extraordinary
                                         Dividends as described below. A cash
                                         dividend or other distribution with
                                         respect to a Basket Stock will be
                                         deemed to be an "Extraordinary
                                         Dividend" if such dividend or other
                                         distribution exceeds the immediately
                                         preceding non- Extraordinary Dividend
                                         for such Basket Stock (as adjusted for
                                         any subsequent corporate event
                                         requiring an adjustment hereunder,
                                         such as a stock split or reverse stock
                                         split) by an amount equal to at least
                                         10% of the Market Price of such Basket
                                         Stock on the Trading Day preceding the
                                         ex-dividend date for the payment of
                                         such Extraordinary Dividend (the
                                         "ex-dividend date"). If an
                                         Extraordinary Dividend occurs with
                                         respect to a Basket Stock, the
                                         Exchange Ratio with respect to such
                                         Basket Stock will be adjusted on the
                                         ex-dividend date with respect to such
                                         Extraordinary Dividend so that the new
                                         Exchange Ratio will equal the product
                                         of (i) the then current Exchange Ratio
                                         and (ii) a fraction, the numerator of
                                         which is the Market Price on the
                                         Trading Day preceding the ex-dividend
                                         date, and the denominator of which is
                                         the amount by which the Market Price
                                         on the Trading Day preceding the
                                         ex-dividend date exceeds the
                                         Extraordinary Dividend Amount. The
                                         "Extraordinary Dividend Amount" with
                                         respect to an Extraordinary Dividend
                                         for a Basket Stock will equal (i) in
                                         the case of cash dividends or other
                                         distributions that constitute
                                         quarterly dividends, the amount per
                                         share of such Extraordinary Dividend
                                         minus the amount per share of the
                                         immediately preceding
                                         non-Extraordinary Dividend for such
                                         Basket Stock or (ii) in the case of
                                         cash dividends or other distributions
                                         that do not constitute quarterly
                                         dividends, the amount per share of
                                         such Extraordinary Dividend. To the
                                         extent an Extraordinary Dividend is
                                         not paid in cash, the value of the
                                         non- cash component will be determined
                                         by the Calculation Agent, whose
                                         determination shall be conclusive. A
                                         distribution on a Basket Stock
                                         described in paragraph 6 below that
                                         also constitutes an Extraordinary
                                         Dividend shall only cause an
                                         adjustment to the Exchange Ratio for
                                         such Basket Stock pursuant to
                                         paragraph 6.

                                         4. If the issuer of a Basket Stock is
                                         being liquidated or is subject to a
                                         proceeding under any applicable
                                         bankruptcy, insolvency or other
                                         similar law, the Notes will continue
                                         to be exchangeable into such Basket
                                         Stock so long as a Market Price for
                                         such Basket Stock is available. If a
                                         Market Price is no longer available
                                         for such Basket Stock for whatever
                                         reason, including the liquidation of
                                         the issuer of such Basket Stock or the
                                         subjection of the issuer of such
                                         Basket Stock to a proceeding under any
                                         applicable bankruptcy,
                                         insolvency or other similar law, then
                                         the value of such Basket Stock will
                                         equal zero for so long as no Market
                                         Price is available.

                                         5. If there occurs any
                                         reclassification or change of a Basket
                                         Stock, including, without limitation,
                                         as a result of the issuance of
                                         tracking stock by the issuer of such
                                         Basket Stock, or if the issuer of such
                                         Basket Stock has been subject to a
                                         merger, combination or consolidation
                                         and is not the surviving entity, or if
                                         there occurs a sale or conveyance to
                                         another corporation of the property
                                         and assets of the issuer of such
                                         Basket Stock as an entirety or
                                         substantially as an entirety, in each
                                         case as a result of which the holders
                                         of such Basket Stock shall be entitled
                                         to receive stock, other securities or
                                         other property or assets (including,
                                         without limitation, cash or other
                                         classes of stock of the issuer of such
                                         Basket Stock) ("Exchange Property")
                                         with respect to or in exchange for
                                         such Basket Stock, then, with respect
                                         to such Basket Stock, the holders of
                                         the Notes then outstanding will be
                                         entitled thereafter to exchange such
                                         Notes into the kind and amount of
                                         Exchange Property that they would have
                                         owned or been entitled to receive upon
                                         such reclassification, change, merger,
                                         combination, consolidation, sale or
                                         conveyance had such holders exchanged
                                         such Notes at the then current
                                         Exchange Ratio for such Basket Stock
                                         immediately prior to any such
                                         corporate event, but without interest
                                         thereon. At such time, no adjustment
                                         will be made to the Exchange Ratio.

                                         6. If the issuer of a Basket Stock
                                         issues to all of its shareholders
                                         equity securities of an issuer other
                                         than the issuer of such Basket Stock
                                         (other than in a transaction described
                                         in paragraph 5 above), then the
                                         holders of the Notes then outstanding
                                         will be entitled to receive such new
                                         equity securities upon exchange of
                                         such Notes. The Exchange Ratio for
                                         such new equity securities will equal
                                         the product of the Exchange Ratio in
                                         effect for such Basket Stock at the
                                         time of the issuance of such new
                                         equity securities times the number of
                                         shares of the new equity securities
                                         issued with respect to one share of
                                         such Basket Stock.

                                         7. No adjustments to any Exchange
                                         Ratio will be required other than
                                         those specified above. The adjustments
                                         specified above do not cover all of
                                         the events that could affect the
                                         Market Price. However, we may, at our
                                         sole discretion, cause the Calculation
                                         Agent to make additional changes to
                                         either Exchange Ratio upon the
                                         occurrence of corporate or other
                                         similar events that affect or could
                                         potentially affect market prices of,
                                         or shareholders' rights in, a Basket
                                         Stock (or other Exchange Property) but
                                         only to reflect such changes, and not
                                         with the aim of changing relative
                                         investment risk.

                                         No adjustments to any Exchange Ratio
                                         will be required unless such
                                         adjustment would require a change of
                                         at least 0.1% in the Exchange Ratio
                                         then in effect. The Exchange Ratio
                                         resulting from any of the adjustments
                                         specified above will be rounded to the
                                         nearest one hundred-thousandth with
                                         five one-millionths being rounded
                                         upward.

                                         The Calculation Agent shall be solely
                                         responsible for the determination and
                                         calculation of any adjustments to the
                                         Exchange Ratios and of any related
                                         determinations and calculations with
                                         respect to any distributions of stock,
                                         other securities or other property or
                                         assets (including cash) in connection
                                         with any corporate event described in
                                         paragraph 5 or 6 above, and its
                                         determinations and calculations with
                                         respect thereto shall be conclusive.

                                         The Calculation Agent will provide
                                         information as to any adjustments to
                                         any Exchange Ratio upon written
                                         request by any holder of the Notes.

                                         If you exercise your Exchange Right
                                         and we elect to deliver Basket Stocks,
                                         we will continue to make any such
                                         adjustments until the close of
                                         business on the day prior to the
                                         Exchange Settlement Date.

Market Disruption Event................  "Market Disruption Event" means, with respect to any Basket Stock, the
                                         occurrence or existence of any of the
                                         following events as determined by the
                                         Calculation Agent:

                                           (i) a suspension, absence or
                                           material limitation of trading of
                                           such Basket Stock on the primary
                                           market for such Basket Stock for
                                           more than two hours of trading or
                                           during the one- half hour period
                                           preceding the close of trading in
                                           such market; or a breakdown or
                                           failure in the price and trade
                                           reporting systems of the primary
                                           market for such Basket Stock as a
                                           result of which the reported trading
                                           prices for such Basket Stock during
                                           the last one-half hour preceding the
                                           closing trading in such market are
                                           materially inaccurate; or the
                                           suspension, absence or material
                                           limitation on the primary market for
                                           trading in options contracts related
                                           to such Basket Stock, if available,
                                           during the one-half hour period
                                           preceding the close of trading
                                           session in the applicable market; and

                                           (ii) a determination by the
                                           Calculation Agent in its sole
                                           discretion that any event described
                                           in clause (i) above materially
                                           interfered with the ability of MSDW
                                           or any of its affiliates to unwind
                                           all or a material portion of the
                                           hedge with respect to the Notes.

                                         For purposes of determining whether a
                                         Market Disruption Event has occurred:
                                         (1) a limitation on the hours or
                                         number of days of trading will not
                                         constitute a Market Disruption Event
                                         if it results from an announced change
                                         in the regular business hours of the
                                         relevant exchange, (2) a decision to
                                         permanently discontinue trading in the
                                         relevant option contract will not
                                         constitute a Market Disruption Event,
                                         (3) limitations pursuant to NYSE Rule
                                         80A (or any applicable rule or
                                         regulation enacted or promulgated by
                                         the NYSE, any other self-regulatory
                                         organization or the Securities and
                                         Exchange Commission of similar scope
                                         as determined by the Calculation
                                         Agent) on trading during significant
                                         market fluctuations shall constitute a
                                         suspension, absence or material
                                         limitation of trading, (4) a
                                         suspension of trading in an options
                                         contract on any Basket Stock by the
                                         primary securities market trading in
                                         such options, if available, by reason
                                         of (x) a price change exceeding limits
                                         set by such securities exchange or
                                         market, (y) an imbalance of orders
                                         relating to such contracts or (z) a
                                         disparity in bid and ask quotes
                                         relating to such contracts will
                                         constitute a suspension, absence or
                                         material limitation of trading in
                                         options contracts related to such
                                         Basket Stock and (5) a suspension,
                                         absence or material limitation of
                                         trading on the primary securities
                                         market on which options contracts
                                         related to any Basket Stock are traded
                                         will not include any time when such
                                         securities market is itself closed for
                                         trading under ordinary circumstances.

Alternate Exchange Calculation
in case of an Event of Default.........  In case an Event of Default with respect to the Notes shall have
                                         occurred and be continuing, the amount
                                         declared due and payable per Note upon
                                         any acceleration of any Note shall be
                                         determined by MS & Co., as Calculation
                                         Agent, and shall be equal to the
                                         principal amount of the Note plus any
                                         accrued and unpaid interest at the
                                         Interest Rate to but not including the
                                         date of acceleration; provided that if
                                         (x) the holder of a Note has submitted
                                         an Official Notice of Exchange to us
                                         in accordance with the Exchange Right
                                         or (y) we have called the Notes, other
                                         than a call for the relevant Call
                                         Price in cash, in accordance with the
                                         MSDW Call Right, the amount declared
                                         due and payable upon any such
                                         acceleration shall be an amount in
                                         cash for each $1,000 principal amount
                                         of a Note equal to the Basket Value,
                                         determined by the Calculation Agent as
                                         of the Exchange Date or as of the date
                                         of acceleration, respectively, and
                                         shall not include any accrued and
                                         unpaid interest thereon; provided
                                         further that if we have called the
                                         Notes for cash in an amount equal to
                                         the relevant Call Price, in accordance
                                         with the MSDW Call Right, the amount
                                         declared due and payable upon any such
                                         acceleration shall be an amount in
                                         cash for each $1,000 principal amount
                                         of a Note equal to the relevant Call
                                         Price. See "--Call Price" above.

Basket Stocks;
Public Information.....................  Each of the three issuers of Basket
                                         Stocks is registered under the
                                         Exchange Act. Companies with
                                         securities registered under the
                                         Exchange Act are required to file
                                         periodically certain financial and
                                         other information specified by the
                                         Securities and Exchange Commission
                                         (the "Commission"). Information
                                         provided to or filed with the
                                         Commission can be inspected and copied
                                         at the public reference facilities
                                         maintained by the Commission at Room
                                         1024, 450 Fifth Street, N.W.,
                                         Washington, D.C. 20549 or at its
                                         Regional Offices located at Suite
                                         1400, Citicorp Center, 500 West
                                         Madison Street, Chicago, Illinois
                                         60661 and at Seven World Trade Center,
                                         13th Floor, New York, New York 10048,
                                         and copies of such material can be
                                         obtained from the Public Reference
                                         Section of the Commission, 450 Fifth
                                         Street, N.W., Washington, D.C. 20549,
                                         at prescribed rates. In addition,
                                         information provided to or filed with
                                         the Commission electronically can be
                                         accessed through a website maintained
                                         by the Commission. The address of the
                                         Commission's website is
                                         http://www.sec.gov. Information
                                         provided to or filed with the
                                         Commission by each of the issuers
                                         pursuant to the

                                         Exchange Act can be located by
                                         reference to its respective Commission
                                         file number. In addition, information
                                         regarding the issuers of the Basket
                                         Stocks may be obtained from other
                                         sources including, but not limited to,
                                         press releases, newspaper articles and
                                         other publicly disseminated documents.
                                         We make no representation or warranty
                                         as to the accuracy or completeness of
                                         such information.

                                         Sun Microsystems is a leading
                                         worldwide provider of products,
                                         services and support solutions for
                                         building and maintaining network
                                         computing environments. Its Commission
                                         file number is 0-15086.

                                         Cisco Systems is a worldwide leader in
                                         networking for the Internet. Its
                                         Commission file number is 0-18225.

                                         Nortel Networks is a leading global
                                         supplier of networking solutions and
                                         services that support the Internet and
                                         other public and private data, voice,
                                         and video networks using wireless and
                                         wireline technology. Its Commission
                                         file number is 1-07260.

                                         This pricing supplement relates only
                                         to the Notes offered hereby and does
                                         not relate to the Basket Stocks or
                                         other securities of the issuers of the
                                         Basket Stocks. We have derived all
                                         disclosures contained in this pricing
                                         supplement regarding the issuers of
                                         the Basket Stocks from the publicly
                                         available documents described above.
                                         Neither we nor the Agent has
                                         participated in the preparation of
                                         such documents or made any due
                                         diligence inquiry with respect to the
                                         issuers of the Basket Stocks in
                                         connection with the offering of the
                                         Notes. Neither we nor the Agent makes
                                         any representation that such publicly
                                         available documents are or any other
                                         publicly available information
                                         regarding the issuers of the Basket
                                         Stocks is accurate or complete.
                                         Furthermore, we cannot give any
                                         assurance that all events occurring
                                         prior to the date hereof (including
                                         events that would affect the accuracy
                                         or completeness of the publicly
                                         available documents described above)
                                         that would affect the trading price of
                                         the Basket Stocks (and therefore the
                                         Initial Basket Value and the Exchange
                                         Ratios) have been publicly disclosed.
                                         Subsequent disclosure of any such
                                         events or the disclosure of or failure
                                         to disclose material future events
                                         concerning the issuers of the Basket
                                         Stocks could affect the value received
                                         on any Exchange Date or Call Date with
                                         respect to the Notes and therefore the
                                         trading prices of the Notes.

                                         Neither we nor any of our affiliates
                                         makes any representation to you as to
                                         the performance of any of the Basket
                                         Stocks or the Basket as a whole.

                                         We or our subsidiaries may presently
                                         or from time to time engage in
                                         business with the issuers of the
                                         Basket Stocks, including extending
                                         loans to, or making equity investments
                                         in, the issuers of the Basket Stocks
                                         or providing advisory services to the
                                         issuers of the Basket Stocks,
                                         including merger and acquisition
                                         advisory
                                         services. In the course of such
                                         business, we or our subsidiaries may
                                         acquire non-public information with
                                         respect to the issuers of the Basket
                                         Stocks and, in addition, one or more
                                         of our affiliates may publish research
                                         reports with respect to the issuers of
                                         Basket Stocks. The statement in the
                                         preceding sentence is not intended to
                                         affect the rights of the holders of
                                         the Notes under the securities laws.
                                         As a prospective purchaser of a Note,
                                         you should undertake an independent
                                         investigation of the issuers of the
                                         Basket Stocks as in your judgment is
                                         appropriate to make an informed
                                         decision with respect to an investment
                                         in the Basket Stocks.

Historical Information.................  The following table sets forth the published high and low Market Price
                                         during 1998, 1999, 2000 and during
                                         2001 through March 26, 2001 of each
                                         Basket Stock. The market price of each
                                         Basket Stock when we priced the notes
                                         on March 26, 2001 is set forth in the
                                         table under "Basket Stocks" above. We
                                         obtained the Market Prices listed
                                         below from Bloomberg Financial Markets
                                         and we believe such information to be
                                         accurate. You should not take the
                                         historical prices of the Basket Stocks
                                         as an indication of future
                                         performance. We cannot give any
                                         assurance that the price of the Basket
                                         Stocks as a whole or any one or more
                                         of the Basket Stocks will increase
                                         sufficiently to cause the beneficial
                                         owners of the Notes to receive an
                                         amount in excess of the Issue Price on
                                         any Exchange Date or Call Date.

                                                                       Dividends
                              Sun Microsystems       High       Low    per Share
                              ----------------    --------   --------  ---------
                    (CUSIP 866810104)
                    1998
                    First Quarter................  6 15/64    4 13/18     --
                    Second Quarter...............  5 41/64    4 23/27     --
                    Third Quarter................  6 19/32    4 61/64     --
                    Fourth Quarter............... 10 55/64    5           --

                    1999
                    First Quarter................ 15 72/97   11 4/19      --
                    Second Quarter............... 17 7/8     12 17/32     --
                    Third Quarter................ 23 41/64   16 51/64     --
                    Fourth Quarter............... 40 15/16   22 11/32     --

                    2000
                    First Quarter................ 52 1/2     34           --
                    Second Quarter............... 49 13/32   35 15/16     --
                    Third Quarter................ 64 5/16    43 1/4       --
                    Fourth Quarter............... 59 3/8     26 15/16     --

                    2001
                    First Quarter
                      (through March 26, 2001)...  34 7/8    17 1/16      --

                                         Historical prices have been adjusted
                                         for three 2-for-1 stock splits of the
                                         common stock of Sun Microsystems,
                                         which became effective in the second
                                         quarter of 1999, the fourth quarter of
                                         1999 and the fourth quarter of 2000,
                                         respectively.
                                                                       Dividends
                              Cisco Systems          High       Low    per Share
                              -------------       --------   --------  ---------
                    (CUSIP 17275R102)
                    1998
                    First Quarter................ 11 19/32    9 4/93      --
                    Second Quarter............... 15 11/32   11 5/61      --

                                                                       Dividends
                              Cisco Systems          High       Low    per Share
                              -------------       --------   --------  ---------
                    (CUSIP 17275R102)
                    Third Quarter................ 17 12/37   13 29/45     --
                    Fourth Quarter............... 24 1/8     10 31/32     --

                    1999
                    First Quarter................ 28 3/4     23 25/32     --
                    Second Quarter............... 32 7/32    25           --
                    Third Quarter................ 36 3/4     29 3/8       --
                    Fourth Quarter............... 53 9/16    33 1/4       --

                    2000
                    First Quarter................ 80 1/16    50           --
                    Second Quarter............... 74 15/16   50 35/64     --
                    Third Quarter................ 69 5/8     55 3/16      --
                    Fourth Quarter............... 58 9/16    36 1/2       --

                    2001
                    First Quarter
                      (through March 22, 2000)... 42 5/8     17 7/8

                                         Historical prices have been adjusted
                                         for one 3-for-2 stock split and two
                                         2-for-1 stock splits of the common
                                         stock of Cisco Systems, which became
                                         effective in the third quarter of
                                         1998, the second quarter of 1999 and
                                         the first quarter of 2000,
                                         respectively.
                                                                       Dividends
                              Nortel Networks        High       Low    per Share
                              ---------------     --------   --------  ---------
                    (CUSIP 656568102)
                    1998
                    First Quarter................ 16 5/32    10           --
                    Second Quarter............... 17 7/64    13 1/8       --
                    Third Quarter................ 15 21/64    8 1/64      --
                    Fourth Quarter............... 12 57/64    7 1/64      --

                    1999
                    First Quarter................ 15 25/32   12 3/4       --
                    Second Quarter............... 21 31/32   15 55/64     --
                    Third Quarter................ 25 1/2     20 1/4      .01875
                    Fourth Quarter............... 54 5/16    25 1/32     .01875

                    2000
                    First Quarter................ 71 17/32   38 1/2      .01875
                    Second Quarter............... 69 22/43   45 13/16    .01875
                    Third Quarter................ 87         59 5/8      .01875
                    Fourth Quarter............... 68 5/16    30 7/8      .01875

                    2001
                    First Quarter
                      (through March 26, 2001)... 40         15 27/73    .01875

                                         Historical prices have been adjusted
                                         for a two 2-for-1 stock split of the
                                         common stock of Nortel Networks, which
                                         became effective in the second quarter
                                         of 2000.

                                         We make no representation as to the
                                         amount of dividends, if any, that the
                                         issuers of the Basket Stocks will pay
                                         in the future. In any event, as an
                                         owner of a Note, you will not be
                                         entitled to receive dividends, if any,
                                         that may be payable on the Basket
                                         Stocks.

Use of Proceeds and Hedging............  The net proceeds we receive from the sale of the Notes will be used for
                                         general corporate purposes and, in
                                         part, by us or one or more of our
                                         affiliates in connection with hedging
                                         our obligations under the Notes. See
                                         also "Use of Proceeds" in the
                                         accompanying prospectus.

                                         On or prior to the date of this
                                         pricing supplement, we, through our
                                         subsidiaries and others, will hedge
                                         our anticipated exposure in connection
                                         with the Notes by taking positions in
                                         the Basket Stocks and positions in
                                         other instruments. Purchase activity
                                         could increase the price of the Basket
                                         Stocks, and therefore effectively
                                         increase the level to which the Basket
                                         Stocks must rise before you would
                                         receive an amount of the Basket Stocks
                                         worth as much or more than the
                                         accreted principal amount of your
                                         Notes on any Exchange Date or Call
                                         Date. Through our subsidiaries, we are
                                         likely to modify our hedge position
                                         throughout the life of the Notes by
                                         purchasing and selling the Basket
                                         Stocks, options contracts on the
                                         Basket Stocks listed on major
                                         securities markets or sold over the
                                         counter or positions in other
                                         instruments that we may wish to use in
                                         connection with such hedging. Although
                                         we have no reason to believe that our
                                         hedging activity will have a material
                                         impact on the price of the Basket
                                         Stocks we cannot give any assurance
                                         that we have not or will not affect
                                         such prices as a result of our hedging
                                         or trading activities.

Supplemental Information
Concerning Plan of Distribution........  Under the terms and subject to conditions contained in the U.S.
                                         distribution agreement referred to in
                                         the prospectus supplement under "Plan
                                         of Distribution," the Agent, acting as
                                         principal for its own account, has
                                         agreed to purchase, and we have agreed
                                         to sell, the principal amount of Notes
                                         set forth on the cover of this pricing
                                         supplement. The Agent initially
                                         proposes to offer the Notes directly
                                         to the public at the public offering
                                         price set forth on the cover page of
                                         this pricing supplement. We expect to
                                         deliver the Notes against payment
                                         therefor in New York, New York on
                                         April 2, 2001. After the initial
                                         offering of the Notes, the Agent may
                                         vary the offering price and other
                                         selling terms from time to time.

                                         In order to facilitate the offering of
                                         the Notes, the Agent may engage in
                                         transactions that stabilize, maintain
                                         or otherwise affect the price of the
                                         Notes or Basket Stocks. Specifically,
                                         the Agent may sell more Notes than it
                                         is obligated to purchase in connection
                                         with the offering or may sell Notes or
                                         Basket Stocks it does not own,
                                         creating a naked short position in the
                                         Notes or Basket Stocks, respectively,
                                         for its own account. The Agent must
                                         close out any naked short position by
                                         purchasing the Notes or Basket Stocks
                                         in the open market. A naked short
                                         position is more likely to be created
                                         if the Agent is concerned that there
                                         may be downward pressure on the price
                                         of the Notes or Basket Stocks in the
                                         open market after pricing that could
                                         adversely affect investors who
                                         purchase in the offering. As an
                                         additional means of facilitating the
                                         offering, the Agent may bid for, and
                                         purchase, Notes or Basket Stocks in
                                         the open market to stabilize the price
                                         of the Notes. Any of these activities
                                         may raise or maintain the market price
                                         of the Notes above independent market
                                         levels or prevent or retard a decline
                                         in the market price of the Notes. The
                                         Agent is not required to engage in
                                         these activities, and may end any of
                                         these activities at any time. See "Use
                                         of Proceeds and Hedging" above.

ERISA Matters for Pension Plans And
Insurance Companies....................  Each fiduciary of a pension, profit-sharing or other employee
                                         benefit plan subject to the Employee
                                         Retirement Income Security Act of

                                         1974, as amended ("ERISA") (a "Plan"),
                                         should consider the fiduciary
                                         standards of ERISA in the context of
                                         the Plan's particular circumstances
                                         before authorizing an investment in
                                         the Notes. Accordingly, among other
                                         factors, the fiduciary should consider
                                         whether the investment would satisfy
                                         the prudence and diversification
                                         requirements of ERISA and would be
                                         consistent with the documents and
                                         instruments governing the Plan.

                                         In addition, we and certain of our
                                         subsidiaries and affiliates, including
                                         MS & Co. and Dean Witter Reynolds Inc.
                                         ("DWR"), may each be considered a
                                         "party in interest" within the meaning
                                         of ERISA, or a "disqualified person"
                                         within the meaning of the Internal
                                         Revenue Code of 1986, as amended (the
                                         "Code") with respect to many Plans.
                                         Prohibited transactions within the
                                         meaning of ERISA or the Code would
                                         likely arise, for example, if the
                                         Notes are acquired by or with the
                                         assets of a Plan with respect to which
                                         MS & Co., DWR or any of their
                                         affiliates is a service provider,
                                         unless the Notes are acquired pursuant
                                         to an exemption from the "prohibited
                                         transaction" rules. A violation of
                                         these "prohibited transaction" rules
                                         may result in an excise tax or other
                                         liabilities under ERISA and/or Section
                                         4975 of the Code for such persons,
                                         unless exemptive relief is available
                                         under an applicable statutory or
                                         administrative exemption.

                                         The U.S. Department of Labor has
                                         issued five prohibited transaction
                                         class exemptions ("PTCEs") that may
                                         provide exemptive relief for direct or
                                         indirect prohibited transactions
                                         resulting from the purchase or holding
                                         of the Notes. Those class exemptions
                                         are PTCE 96-23 (for certain
                                         transactions determined by in-house
                                         asset managers), PTCE 95-60 (for
                                         certain transactions involving
                                         insurance company general accounts),
                                         PTCE 91-38 (for certain transactions
                                         involving bank collective investment
                                         funds), PTCE 90-1 (for certain
                                         transactions involving insurance
                                         company separate accounts) and PTCE
                                         84-14 (for certain transactions
                                         determined by independent qualified
                                         asset managers).

                                         Because we may be considered a party
                                         in interest with respect to many
                                         Plans, the Notes may not be purchased
                                         or held by any Plan, any entity whose
                                         underlying assets include "plan
                                         assets" by reason of any Plan's
                                         investment in the entity (a "Plan
                                         Asset Entity") or any person investing
                                         "plan assets" of any Plan, unless such
                                         purchaser or holder is eligible for
                                         exemptive relief, including relief
                                         available under PTCE 96-23, 95-60,
                                         91-38, 90-1 or 84-14 or such purchase
                                         and holding is otherwise not
                                         prohibited. Any purchaser, including
                                         any fiduciary purchasing on behalf of
                                         a Plan, or holder of the Notes will be
                                         deemed to have represented, in its
                                         corporate and fiduciary capacity, by
                                         its purchase and holding thereof that
                                         it either (a) is not a Plan or a Plan
                                         Asset Entity and is not purchasing
                                         such securities on behalf of or with
                                         "plan assets" of any Plan or (b) is
                                         eligible for exemptive relief or such
                                         purchase or holding is not prohibited
                                         by ERISA or Section 4975 of the Code.

                                         Under ERISA, assets of a Plan may
                                         include assets held in the general
                                         account of an insurance company which
                                         has issued an insurance policy to such
                                         plan or assets of an entity in which
                                         the Plan has invested. Accordingly,
                                         insurance company general accounts
                                         that
                                         include assets of a Plan must ensure
                                         that one of the foregoing exemptions
                                         is available. Due to the complexity of
                                         these rules and the penalties that may
                                         be imposed upon persons involved in
                                         non-exempt prohibited transactions, it
                                         is particularly important that
                                         fiduciaries or other persons
                                         considering purchasing the Notes on
                                         behalf of or with "plan assets" of any
                                         Plan consult with their counsel
                                         regarding the availability of
                                         exemptive relief under PTCE 96-23,
                                         95-60, 91-38, 90-1 or 84-14.

                                         Purchasers of the Notes have exclusive
                                         responsibility for ensuring that their
                                         purchase and holding of the Notes do
                                         not violate the prohibited transaction
                                         rules of ERISA or the Code.

United States Federal Taxation.........  The Notes are Optionally Exchangeable
                                         Notes and investors should refer to
                                         the discussion under "United States
                                         Federal Taxation--Notes--Optionally
                                         Exchangeable Notes" in the
                                         accompanying prospectus supplement. In
                                         connection with the discussion
                                         thereunder, we have determined that
                                         the "comparable yield" is an annual
                                         rate of 5.761%, compounded
                                         semi-annually. Based on our
                                         determination of the comparable yield,
                                         the "projected payment schedule" for a
                                         Note (assuming a par amount of $1,000
                                         or with respect to each integral
                                         multiple thereof) consists of the
                                         semi- annual coupons and an additional
                                         projected amount due at maturity,
                                         equal to $1445.41.

                                         The comparable yield and the projected
                                         payment schedule are not provided for
                                         any purpose other than the
                                         determination of United States Holders'
                                         interest accruals and adjustments in
                                         respect of the Notes, and we make no
                                         representation regarding the actual
                                         amounts of the payments on a Note.

                                                                         ANNEX A

                          OFFICIAL NOTICE OF EXCHANGE

                                              Dated: [On or after April 2, 2001]

Morgan Stanley Dean Witter & Co.
1585 Broadway
New York, New York 10036

Morgan Stanley & Co. Incorporated, as
  Calculation Agent
1585 Broadway
New York, New York 10036
Fax No.: (212) 761-0674
(Attn: Meghan Maloney)

Dear Sirs:

     The undersigned holder of the Medium Term Notes, Series C, Senior Fixed Rate Notes, 0.5% Exchangeable Notes due March 30, 2008 (Exchangeable for Shares of Common Stock of Three Technology Companies (the "Basket Stocks")) of Morgan Stanley Dean Witter & Co. (CUSIP No. 617446GJ2) (the "Notes") hereby irrevocably elects to exercise with respect to the principal amount of the Notes indicated below, as of the date hereof (or, if this letter is received after 11:00 a.m. on any Trading Day, as of the next Trading Day), provided that such day is prior the earliest of (i) the fifth scheduled Trading Day prior to March 30, 2008, (ii) the fifth scheduled Trading Day prior to the Call Date and
(iii) in the event of a call for the relevant cash Call Price, the last scheduled Trading Day prior to the MSDW Notice Date, the Exchange Right as described in Pricing Supplement No. 16 dated March 26, 2001 (the "Pricing Supplement") to the Prospectus Supplement dated January 24, 2001 and the Prospectus dated January 24, 2001 related to Registration Statement No. 333-47576. Terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon MSDW will deliver, at its sole option, shares of the Basket Stocks or cash 3 business days after the Exchange Date in accordance with the terms of the Notes, as described in the Pricing Supplement.

     The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the principal amount of the Notes indicated below its signature (and attaches evidence of such ownership as provided by the undersigned's position services department or the position services department of the entity through which the undersigned holds its Notes) and (ii) it will cause the principal amount of Notes to be exchanged to be transferred to the Trustee on the Exchange Settlement Date.

     If the Exchange Settlement Date for this exchange falls after a Record Date and prior to the succeeding Interest Payment Date, the undersigned will deliver to the Trustee on the Exchange Settlement Date an amount of cash equal to the interest payable on the succeeding Interest Payment Date with respect to the principal amount of Notes to be exchanged.

     The amount of any such cash payment will be determined by the Calculation Agent and indicated in its acknowledgment of this Official Notice of Exchange.


                                         Very truly yours,


                                         ---------------------------------------
                                         [Name of Holder]

                                         By:
                                           -------------------------------------
                                           [Title]

                                         ---------------------------------------
                                         [Fax No.]

                                         $
                                          --------------------------------------
                                         Principal Amount of Notes to be
                                         surrendered for exchange

Receipt of the above Official
Notice of Exchange is hereby acknowledged
MORGAN STANLEY DEAN WITTER & CO., as Issuer
MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent
By MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent

By:
  -------------------------------------
  Title:

Date and time of acknowledgment
                               ---------------------

Accrued interest, if any, due upon surrender of the Notes for exchange:$________


                                      A-1